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               AMENDED PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                                       OF
                             SMITH BARNEY FUNDS, INC
                        SMITH BARNEY LARGE CAP VALUE FUND

         This Amended Plan of Distribution (the "Plan") is adopted in accordance with Rule 12b-1 under the Investment Company Act of 1940 (the "Act") by Smith Barney Funds, Inc. (the "Fund") on behalf of the Smith Barney Large Cap Value Fund (the "Portfolio"), subject to the following terms and conditions:

         1. With respect to Class A, Class B and Class C shares, the Portfolio shall pay to Smith Barney Inc. ("Smith Barney") a service fee at the annual rate of 0.25% of the average net assets of each such class. With respect to Class B and Class C shares, the Portfolio shall pay to Smith Barney an asset-based sales charge of 0.75% of the average net assets of each such class. Amounts payable by each class shall be calculated and accrued daily and paid monthly or at such other intervals as the Board of Directors shall determine.

         2. The amount payable by a particular class as set forth in paragraph 1 of the Plan may be spent by Smith Barney on the following types of activities or expenses: (1) compensation to Financial Consultants whose clients are shareholders of the class; (2) the pro rata share of other employment costs of such Financial Consultants based on their gross production credits (e.g. FICA, employee benefits, etc.); (3) employment expenses of home office personnel primarily responsible for distribution of the class shares and for providing service to the class' shareholders; (4) the pro rata share of branch office fixed expenses (including branch overhead allocations); (5) media advertising or promotion; (6) printing costs of marketing materials, including prospectuses, sales literature, communications to shareholders and advertisements (including the creative costs associated therewith); (7) payments to other Broker/Dealers and (8) interest and/or carrying charges. In addition, for purposes of paragraph 1 hereof, asset-based sales charges and shareholder servicing expenses and the activities of Smith Barney carried out in respect thereof shall be interpreted in a manner consistent with Section 26(d) of the Rules of Fair Practice of the National Association of Securities Dealers.

         3. The Plan shall become effective upon its execution by an authorized officer of the Fund following its approval by votes of a majority of both (a) the Board of Directors of the Fund and (b) those directors of the Fund who are not "interested persons" of the Fund (as defined in the Act) and have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "Independent Directors"), cast in person at a meeting (or meetings) called for the purpose of voting on the Plan or any related agreements (the "Effective Date").

         4. The Plan and any related agreements shall remain in effect for one year from its Effective Date and may be continued thereafter if it is approved each year by the votes set forth in the preceding paragraph.

         5. Smith Barney shall provide to the Board of Directors of the Fund and the Board of Directors shall review, at least quarterly, a written report of the amounts so expended for each class and the purposes for which such expenditures were made.

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         6. The Plan may be terminated with respect to a class at any time by vote of a majority of the Independent Directors or by a vote of a majority of the outstanding voting securities of the class.

         7. The Plan may not be amended to increase materially the amount payable by a class in accordance with paragraph 1 hereof unless such amendment is approved by a "vote of a majority of the outstanding voting securities" of the class, which is defined as the vote of the lesser of (1) 67% or more of the shares present at the meeting, if the holders of more than 50% of the outstanding shares of the class are present or represented by proxy; (2) more than 50% of the outstanding shares of the class. No material amendment to the Plan shall be made unless approved in the manner provided for initial approval in paragraph 3 hereof.

         8. While the Plan is in effect, the selection and nomination of directors who are not interested persons (as defined in the Act) of the Fund shall be committed to the discretion of the directors who are not interested persons.

         9. The Fund shall preserve copies of the Plan and any related agreements and all reports made pursuant to paragraph 5 hereof, for a period of not less than six years from the date of the Plan, or such agreement or such report, as the case may be, the first two years in an easily accessible place.

         IN WITNESS THEREOF, the Fund has executed this Amended Plan of Distribution on the day and year set forth below in New York, New York.

DATED:       , 2004

                                        SMITH BARNEY FUNDS, INC.


                                        By: ___________________________________
                                            R. Jay Gerken
                                            Chairman

                     AMENDED SERVICES AND DISTRIBUTION PLAN

        [Smith Barney Funds, Inc. Short Term Investment Grade Bond Fund]


This Services and Distribution Plan (the "Plan") is adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), by [The Smith Barney Funds, Inc.] a corporation organized under the laws of the State of Maryland (the "Fund"), subject to the following terms and conditions:

Section 1.  Annual Fee.

(a) Service Fee for Class A shares. The Fund will pay to the distributor of its shares, Smith Barney Inc., under the laws of the State of Delaware, ("Distributor"), a service fee under the Plan at the annual rate of 0.25% of the average daily net assets of the Fund attributable to the Class A shares (the "Class A Service Fee").

(b) Service Fee for Class B shares. The Fund will pay to the Distributor a service fee under the Plan at the annual rate of 0.25% of the average daily net assets of the Fund attributable to the Class B shares (the "Class B Service Fee").

(c) Service Fee for Class C shares. The Fund will pay to the Distributor a service fee under the Plan at the annual rate of 0.25% of the average daily net assets of the Fund attributable to the Class C shares (the "Class C Service Fee," and collectively with the Class A Service Fee and the Class B Service Fee, the "Service Fees").

(d) Distribution Fee for Class B. In addition to the Class B Service Fee, the Fund will pay the Distributor a distribution fee under the Plan at the annual rate of 0.50 % of the average daily net assets of the fund attributable to the Class B Distribution Fee, (the "Distribution Fees").

(e) Distribution Fee for Class C. In addition to the Class C Service Fee, the Fund will pay the Distributor a distribution fee under the Plan at the annual rate of 0.50 % of the average daily net assets of the fund attributable to the Class C Distribution Fee,

 (f.) Payment of Fees. The Service Fees and Distribution Fees will be calculated daily and paid monthly by the Fund with respect to the foregoing classes of the fund's shares (each a "Class" and together the "Classes") at the annual rates indicated above.

Section 2.  Expenses Covered by the Plan.

         With respect to expenses incurred by each Class, its respective Service Fees and/or Distribution Fees may be used for: (a) costs of printing and distributing the Fund's prospectus, statement of additional information and reports to prospective investors in the Fund; (b) costs involved in preparing, printing and distributing sales literature pertaining to the Fund; (c) an allocation of overhead and other branch office distribution-related expenses of the Distributor; (d) payments made to, and expenses of, Smith Barney Financial Consultants and other persons who provide support services in connection with the distribution of the Fund's shares including but not limited to, office space and equipment, telephone facilities, answering routine inquires regarding the Fund, processing shareholder transactions and providing any other shareholder services not otherwise provided by the Fund's transfer agent; and (e) accruals for interest on the amount of the foregoing expenses that exceed the Distribution Fee and, in the case of Class B shares, the contingent deferred sales charge received by the Distributor; provided, however, that the Distribution Fees may be used by the Distributor only to cover expenses primarily intended to result in the sale of the Fund's Class B and L shares, including without limitation, payments to Distributor's Financial Consultants at the time of the sale of Class B and L shares. In addition, Service Fees are intended to be used by a Distributor primarily to pay its Financial Consultants for servicing shareholder accounts, including a continuing fee to each such financial consultant, which fee shall begin to accrue immediately after the sale of such shares.

Section 3.  Approval of Shareholders.

         The Plan will not take effect, and no fees will be payable in accordance with Section 1 of the Plan, with respect to a Class until the Plan has been approved by a vote of at least a majority of the outstanding voting securities of the Class. The Plan will be deemed to have been approved with respect to a Class so long as a majority of the outstanding voting securities of the Class votes for the approval of the Plan, notwithstanding that: (a) the Plan has not been approved by a majority of the outstanding voting securities of any other Class, or (b) the Plan has not been approved by a majority of the outstanding voting securities of the Fund.

Section 4.  Approval of Directors.

Neither the Plan nor any related agreements will take effect until approved by a majority of both (a) the full Board of Directors of the Fund and (b) those Directors who are not "interested persons" of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to it (the "Qualified Directors"), cast in person at a meeting called for the purpose of voting on the Plan and the related agreements.

Section 5.  Continuance of the Plan.

The Plan will continue in effect with respect to each Class until June 30, 2003, and thereafter for successive twelve-month periods with respect to each Class; provided, however, that such continuance is specifically approved at least annually by the Directors of the Fund and by a majority of the Qualified Directors.

Section 6.  Termination.

The Plan may be terminated at any time with respect to a Class (i) by the Fund without the payment of any penalty, by the vote of a majority of the outstanding voting securities of such Class or (ii) by a vote of the Qualified Directors. The Plan may remain in effect with respect to a particular Class even if the Plan has been terminated in accordance with this Section 6 with respect to any other Class.

Section 7.  Amendments.

The Plan may not be amended with respect to any Class so as to increase materially the amounts of the fees described in Section 1 above, unless the amendment is approved by a vote of the holders of at least a majority of the outstanding voting securities of that Class. No material amendment to the Plan may be made unless approved by the Fund's Board of Directors in the manner described in Section 4 above.

Section 8.  Selection of Certain Directors.

While the Plan is in effect, the selection and nomination of the Fund's Directors who are not interested persons of the Fund will be committed to the discretion of the Directors then in office who are not interested persons of the Fund.

Section 9.  Written Reports

In each year during which the Plan remains in effect, a person authorized to direct the disposition of moneys paid or payable by the Fund pursuant to the Plan or any related agreement will prepare and furnish to the Fund's Board of Directors and the Board will review, at least quarterly, written reports, complying with the requirements of the Rule, which sets out the amounts expended under the Plan and the purposes for which those expenditures were made.

Section 10. Preservation of Materials.

The Fund will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 9 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

Section 11. Meanings of Certain Terms.

As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the 1940 Act by the Securities and Exchange Commission.

        IN WITNESS WHEREOF, the Fund executes the Plan as of __________________.


                         [The Smith Barney Funds, Inc.}.
                      Short-Term Investment Grade Bond Fund

                                            By:  ____________________________
                                                 R. Jay Gerken
                                                 Chairman of the Board

                     AMENDED SERVICES AND DISTRIBUTION PLAN
                                       OF
                            SMITH BARNEY FUNDS, INC.
                         U.S.GOVERNMENT SECURITIES FUND

This Services and Distribution Plan (the "Plan") is adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), by Smith Barney Funds, Inc. a corporation organized under the laws of the State of Maryland (the "Fund"), subject to the following terms and conditions:

Section 1.  Annual Fee.

(a) Service Fee for Class A shares. The Fund will pay to the distributor of its shares, Smith Barney Inc., under the laws of the State of Delaware, ("Distributor"), a service fee under the Plan at the annual rate of 0.25% of the average daily net assets of the Fund attributable to the Class A shares (the "Class A Service Fee").

(b) Service Fee for Class B shares. The Fund will pay to the Distributor a service fee under the Plan at the annual rate of 0.25% of the average daily net assets of the Fund attributable to the Class B shares (the "Class B Service Fee").

(c) Service Fee for Class C shares. The Fund will pay to the Distributor a service fee under the Plan at the annual rate of 0.25% of the average daily net assets of the Fund attributable to the Class C shares (the "Class C Service Fee," and collectively with the Class A Service Fee and the Class B Service Fee, the "Service Fees").

(d) Distribution Fee for Class B shares. In addition to the Class B Service Fee, the Fund will pay the Distributor a distribution fee under the Plan at the annual rate of 0.50% of the average daily net assets of the fund attributable to the Class B Distribution Fee, (the "Distribution Fees").

(e) Distribution Fee for Class C shares. In addition to the Class C Service Fee, the Fund will pay the Distributor a distribution fee under the Plan at the annual rate of 0.45 % of the average daily net assets of the Fund attributable to the Class C shares (the "Class C Distribution Fee," and collectively with the Class B Distribution Fee, the "Distribution Fees").

 (f) Payment of Fees. The Service Fees and Distribution Fees will be calculated daily and paid monthly by the Fund with respect to the foregoing classes of the fund's shares (each a "Class" and together the "Classes") at the annual rates indicated above.

Section 2.  Expenses Covered by the Plan.

         With respect to expenses incurred by each Class, its respective Service Fees and/or Distribution Fees may be used for: (a) costs of printing and distributing the Fund's prospectus, statement of additional information and reports to prospective investors in the Fund; (b) costs involved in preparing, printing and distributing sales literature pertaining to the Fund; (c) an allocation of overhead and other branch office distribution-related expenses of the Distributor; (d) payments made to, and expenses of, Smith Barney Financial Consultants and other persons who provide support services in connection with the distribution of the Fund's shares including but not limited to, office space and equipment, telephone facilities, answering routine inquires regarding the Fund, processing shareholder transactions and providing any other shareholder services not otherwise provided by the Fund's transfer agent; and (e) accruals for interest on the amount of the foregoing expenses that exceed the Distribution Fee and, in the case of Class B shares, the contingent deferred sales charge received by the Distributor; provided, however, that the Distribution Fees may be used by the Distributor only to cover expenses primarily intended to result in the sale of the Fund's Class B and L shares, including without limitation, payments to Distributor's Financial Consultants at the time of the sale of Class B and L shares. In addition, Service Fees are intended to be used by a Distributor primarily to pay its Financial Consultants for servicing shareholder accounts, including a continuing fee to each such financial consultant, which fee shall begin to accrue immediately after the sale of such shares.

Section 3.  Approval of Shareholders.

         The Plan will not take effect, and no fees will be payable in accordance with Section 1 of the Plan, with respect to a Class until the Plan has been approved by a vote of at least a majority of the outstanding voting securities of the Class. The Plan will be deemed to have been approved with respect to a Class so long as a majority of the outstanding voting securities of the Class votes for the approval of the Plan, notwithstanding that: (a) the Plan has not been approved by a majority of the outstanding voting securities of any other Class, or (b) the Plan has not been approved by a majority of the outstanding voting securities of the Fund.

Section 4.  Approval of Directors.

Neither the Plan nor any related agreements will take effect until approved by a majority of both (a) the full Board of Directors of the Fund and (b) those Directors who are not "interested persons" of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to it (the "Qualified Directors"), cast in person at a meeting called for the purpose of voting on the Plan and the related agreements.

Section 5.  Continuance of the Plan.

The Plan will continue in effect with respect to each Class until ________________, and thereafter for successive twelve-month periods with respect to each Class; provided, however, that such continuance is specifically approved at least annually by the Directors of the Fund and by a majority of the Qualified Directors.

Section 6.  Termination.

The Plan may be terminated at any time with respect to a Class (i) by the Fund without the payment of any penalty, by the vote of a majority of the outstanding voting securities of such Class or (ii) by a vote of the Qualified Directors. The Plan may remain in effect with respect to a particular Class even if the Plan has been terminated in accordance with this Section 6 with respect to any other Class.

Section 7.  Amendments.

The Plan may not be amended with respect to any Class so as to increase materially the amounts of the fees described in Section 1 above, unless the amendment is approved by a vote of the holders of at least a majority of the outstanding voting securities of that Class. No material amendment to the Plan may be made unless approved by the Fund's Board of Directors in the manner described in Section 4 above.

Section 8.  Selection of Certain Directors.

While the Plan is in effect, the selection and nomination of the Fund's Directors who are not interested persons of the Fund will be committed to the discretion of the Directors then in office who are not interested persons of the Fund.

Section 9.  Written Reports

In each year during which the Plan remains in effect, a person authorized to direct the disposition of moneys paid or payable by the Fund pursuant to the Plan or any related agreement will prepare and furnish to the Fund's Board of Directors and the Board will review, at least quarterly, written reports, complying with the requirements of the Rule, which sets out the amounts expended under the Plan and the purposes for which those expenditures were made.

Section 10. Preservation of Materials.

The Fund will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 9 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

Section 11.  Meanings of Certain Terms.

As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the 1940 Act by the Securities and Exchange Commission.

        IN WITNESS WHEREOF, the Fund executes the Plan as of __________________.


                            SMITH BARNEY FUNDS, INC.
                         U.S.GOVERNMENT SECURITIES FUND




                                            By: ____________________________
                                                R. Jay Gerken
                                                Chairman of the Board